UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 24, 2005

STARSOFT, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

Anthony Lee, President and Chief Executive Officer
3665 Ruffian Road, Suite 225, San Diego, California 92123
(Address of principal executive offices)

(778) 889-8014
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 24, 2005, the board of directors of Starsoft, Inc. (the "Company") accepted the resignation of Anthony Lee as the Company's chief financial officer.

Effective January 24, 2005, the board of directors appointed Mr. James Shao as the Company's chief financial officer. Mr. Shao earned a Bachelor Degree in Business Administration from Fuzen University and a Master of Business Administration Degree from the New York Institute of Technology. He also obtained designations from the Canadian Certified General Accountants, (CGA) and as a US Certified Internal Auditor (CIA), both of which designations remain active.

Mr. Shao's experience prior to his appointment as the Company's Chief Financial Officer includes employment as the Manager in the Financial and Administration Dept of the Fu-Mao Construction Group, a large, diversified, conglomerate with operating divisions in real estate development, construction, hospitality, and investment consulting industries in southern Taiwan, Mr. Shao was at Fu-Mao from 1986 until 1995. He was then recruited to serve as the financial controller of Spectra Pacific Development Corp. where he was responsible for the budget and internal control systems for a The Meridian, a boutique hotel situated in Vancouver, Canada from 1995, until 2000. In the year 2000 until 2004, Mr. Shao was employed as an auditor with Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, an accounting firm based in Vancouver, Canada.

The Company has not entered into any related transactions with Mr. Shao and has not entered into any employment agreement in connection with his appointment.

Effective January 24, 2005, the board of directors appointed Mark Lambert as the Company's chief operating officer. Mr. Lambert earned a Bachelor of Science Degree in chemical engineering from the University of California, Berkeley and a Master of Business Administration in Marketing from Golden Gate University in San Francisco, California.

Mr. Lambert's experience prior to his appointment includes employment with Imperial Chemical Industries (ICI) as the marketing manager for specialty water treatment products from 1989 until 1992, as the vice-president of business development for United States Filter Consumer Products, a water distribution business which is a subsidiary of United States Filter Corporation, from 1992 until 1997 and later as the vice-president for the Western Region for Culligan International from 1997 until 2001, subsequent to its acquisition by United States Filter Corporation. Since 2001, Mr. Lambert has provided business consulting services to various commercial ventures as the president of Water Industry Solutions, Inc., which services have included strategic planning, sales force development and training, product and technology assessment, marketing strategies, business valuations and acquisitions support.

The Company has not entered into any related transactions with Mr. Lambert and has not entered into any employment agreement in connection with his appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Starsoft, Inc.

Signature	**Date**
By: /s/ Anthony Lee	January 26, 2005
Name: Anthony Lee	
Title: President and Chief Executive Officer	